Exhibit 10.3

PURCHASE AND SALE AGREEMENT

by and between

AB PRIVATE CREDIT INVESTORS CORPORATION,

as the Seller

and

ABPCIC FUNDING VI LLC,

as the Buyer

Dated as of March 21, 2025

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TABLE OF CONTENTS

(continued)

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of March 21, 2025 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between AB PRIVATE CREDIT INVESTORS CORPORATION, a Maryland corporation (in its capacity as seller hereunder, together with its successors and assigns, the “Seller”) and ABPCIC FUNDING VI LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Loans; and

WHEREAS, pursuant to this Agreement, the Buyer desires to, on the Closing Date and from time to time thereafter, purchase certain assets from the Seller and the Seller desires to, on the Closing Date and from time to time thereafter, sell to the Buyer certain assets originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security and rights of payment thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Facility Agreement, unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, public body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the FINRA, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Buyer Originated Obligation” shall have the meaning provided in Section 2.01(b).

“Collateral” shall have the meaning provided in Section 2.01(a).

“Excluded Amounts” means (a) any amount received by, on or with respect to any Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Authority on such Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Loan which is held in an escrow account for the benefit of the related Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Loan) pursuant to escrow arrangements, (c) any amount with respect to any Loan repurchased or substituted by the Seller under Article VI hereof to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any Retained Fee retained by the Seller in connection with the origination of any Loan and (e) any Equity Security related to any Loan that the Seller determines will not be transferred to the Buyer by the Seller in connection with the sale of any related Loan hereunder.

“Facility Agreement” means the facility agreement, dated as of the date hereof, by and among AB Private Credit Investors LLC, as the collateral manager, the Buyer, as the borrower, each of the lenders from time to time party thereto, NatWest Markets Plc, as the lead lender, U.S. Bank Trust Company, National Association, as the collateral agent, U.S. Bank National Association, as the document custodian, and Alter Domus (US) LLC, as the loan agent, as the same may be amended, supplemented, restated or modified from time to time.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such fillings with all Authorities.

“Indemnified Party” shall have the meaning provided in Section 7.01.

“Loan List” means the list of Loans attached hereto as Schedule I, as supplemented by each list of Loans attached as Schedule I to the related assignment agreement provided by the Seller to the Buyer on each Purchase Date following the Closing Date, as such list may be further amended, supplemented or modified from time to time in accordance with this Agreement.

“Material Adverse Effect” means any event that has a material adverse effect on (a) the business, assets, financial condition or operations of the Seller, (b) the ability of the Seller to perform its obligations under the Transaction Documents or (c) the rights, interests, remedies or benefits available to the Lenders, the Loan Agent or the Collateral Agent under the Transaction Documents, each as determined in good faith and on a commercially reasonable basis by the Lenders.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Collateral sold and/or contributed to the Borrower prior to such date minus (b) the Aggregate Principal Balance of all Collateral sold and/or distributed by the Borrower to the Seller prior to such date.

“Payment in Full” means payment in full in cash of all obligations of the Buyer (other than any unasserted contingent obligations), including without limitation all principal, interest, commitment fees, administrative expenses and fees, if any, payable under the Facility Agreement or any fee letter entered into in connection with the Transaction Documents.

“Payment in Full Date” means the date on which a Payment in Full occurs and the Commitments are terminated.

“Purchase” means a purchase or other acquisition by the Buyer of Collateral from or as directed or referred by the Seller pursuant to Section 2.01.

“Purchase Date” means any day (including the Closing Date) on which any Loan is acquired by the Buyer from the Seller pursuant to the terms of this Agreement.

“Purchase Price” shall have the meaning provided in Section 2.02.

“Related Contracts” means all credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Loan or Permitted Investments or other investment with respect to any Collateral or proceeds thereof (including the related underlying instruments), together with all of the Seller’s right, title and interest in, to and under all property or assets securing or otherwise relating to any Loan or other loan or security of the Seller or Permitted Investments or other investment with respect to any Collateral or proceeds thereof or any Related Contract.

“Repurchase Price” means, with respect to a Loan to be repurchased pursuant to Section 6.02(a) hereof, an amount equal to the fair market value with respect to such Loan.

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable law.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Warehouse Facility” means any collateralized loan financing facility or collateralized loan obligation transaction that the Seller or any Affiliate thereof may be party to in any capacity.

Section 1.02 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04 Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) references to “including” means “including, without limitation”;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore; and

(viii) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05 References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOANS

Section 2.01 Sale, Transfer and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date, with respect to items of Collateral conveyed by the Seller hereunder, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, the “Collateral”):

(i) the Loans listed on the Loan List on the Closing Date and any additional Loans included on the Loan List from time to time following the Closing Date pursuant to this Agreement, in each case, including all monies due, to become due or paid in respect of such Loans on and after the related Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii) all Liens with respect to the Loans referred to in clause (i) above;

(iii) all Related Contracts with respect to the Loans referred to in clause (i) above;

(iv) all collateral security granted under any Related Contracts; and

(v) all income and proceeds of the foregoing.

(b) In addition to the rights of the Buyer to acquire Loans from the Seller, the Buyer may fund directly any Loan directly as a primary lender at the origination thereof (each such Loan, a “Buyer Originated Obligation”).

(c) From and after each Purchase Date following the Closing Date, the additional Loans included in the supplemented Loan List shall be deemed to be Collateral hereunder.

(d) On any Purchase Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, reaffirm and certify to the Buyer, the Collateral Agent, on behalf of the Secured Parties, and the Lead Lender, as of such Purchase Date that each of the representations and warranties in Section 4.02 is true and correct in all material respects as of such Purchase Date.

(e) Except as specifically provided in this Agreement, the sale and purchase of Collateral under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(f) In connection with each Purchase of Collateral as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will deliver in accordance with the Facility Agreement, or cause to be delivered in accordance with the Facility Agreement (on behalf of the Borrower), to the Document Custodian, as agent and custodian for the Collateral Agent, each Loan being transferred to the Buyer on such Purchase Date in accordance with the applicable provisions of the Facility Agreement. Each item of Collateral shall be delivered to the Document Custodian by:

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it specially Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Document Custodian, at its address in Section 3.4(a) of the Facility Agreement and (B) causing the Document Custodian to maintain (on behalf of the Collateral Agent) continuous possession of such Instrument or Security Certificate;

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii) in the case of any Security Entitlement, by causing the Collateral Agent to have control over such Security Entitlement pursuant to the applicable Securities Account Control Agreement; and

(iv) in the case of general intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming such Borrower as debtor and the Collateral Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State of the State of Delaware (it being agreed that an “all assets” financing statement will be sufficiently descriptive for this clause (iv)).

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered to the Collateral Agent by causing the Collateral Agent to hold such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral.

(g) The Seller shall take such action requested by the Buyer or the Lead Lender, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Facility Agreement have an enforceable and perfected security interest in the Collateral Purchased by the Buyer as contemplated by this Agreement.

(h) In connection with the Purchase by the Buyer of the Collateral as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Purchase Date, that such Collateral has been Purchased by the Buyer in accordance with this Agreement.

(i) The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct Loan List (which shall contain the related Principal Balance, outstanding principal balance, loan number (if any) and Obligor name for each Loan) as of the related Purchase Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary (provided that the Borrower shall be permitted to share a copy of the Loan List with the Lead Lender upon reasonable request so long as the Lead Lender agrees to keep such Loan List confidential pursuant to Section 13.11(a) of the Facility Agreement), and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(j) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Collateral by the Seller to the Buyer as provided in this Section 2.01 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Collateral shall not be part of the Seller’s bankruptcy estate in the event of any bankruptcy, insolvency, reorganization, liquidation or similar proceeding of the Seller (or in the event that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed with respect to the Seller). Furthermore, it is not intended that such conveyance be deemed a pledge of the Loans and the other Collateral to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the express intention of the parties to the contrary, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and (i) the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of the Seller’s right, title and interest in and to the Collateral, now existing and hereafter created, and all amounts payable to the holders of the Collateral in accordance with the terms thereof and all the proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Collateral together with all of the other obligations of the Seller hereunder and (ii) the Buyer hereby assigns all of its right, title and interest in such security interest to the Collateral Agent, for the benefit of the Secured Parties. The Buyer shall have, in addition to the rights and remedies which it may have under this

Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller authorizes Buyer, the Lead Lender and the Collateral Agent on behalf of the Secured Parties to file UCC financing statements naming the Seller as “debtor”, the Buyer as “assignor secured party” and the Collateral Agent as “assignee secured party”, or similar applicable designations, and describing the Collateral, in each jurisdiction that the Buyer deems necessary in order to protect the security interests in the Collateral granted under this Section 2.01.

Section 2.02 Purchase Price.

The purchase price for each item of Collateral sold to the Buyer under and for purposes of this Agreement shall be a dollar amount equal to the fair market value thereof as determined from time to time by the Seller and the Buyer and each such transaction shall be on terms no less favorable to the Buyer than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (in each case, the “Purchase Price”).

Section 2.03 Payment of Purchase Price.

(a) The Purchase Price for any Collateral acquired by the Buyer on any Purchase Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds in cash and (ii) if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price (after taking into account any Advance the Buyer expects to receive pursuant to the Facility Agreement), by means of a capital contribution by the Seller to the Buyer.

(b) The Purchase Price for any Collateral Purchased by the Buyer to be settled directly with a third party on any Purchase Date shall be paid in immediately available funds, which may comprise, if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price (after taking into account any Advances the Buyer expects to receive pursuant to the Facility Agreement), amounts contributed by the Seller to the Buyer.

(c) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Collateral proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Collateral that was so contributed; provided that Collateral contributed to the Buyer as capital shall constitute Collateral for all purposes of this Agreement. To the extent the fair market value of any Collateral purchased or acquired by replacement and substitution by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefore, such excess shall be deemed to be a capital contribution from the Seller to the Buyer. In addition, the Seller may also elect to contribute capital to the Buyer to permit the Buyer to fund any Buyer Originated Obligation.

(d) The Seller, in connection with each Purchase hereunder relating to any Collateral, shall be deemed to have certified, and hereby does certify, with respect to the Collateral to be Purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day.

(e) Upon the payment of the Purchase Price for any Purchase, title to the Collateral included in such Purchase shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(f) The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any underlying promissory note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of any Related Contracts may reflect that the seller of such Loan is assigning such Loan directly to the Buyer. Nothing in such assignment agreements shall be deemed to impair the transfers of the Loans by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Loan so assigned for administrative convenience shall be deemed sold and transferred by the related seller to the Seller and, pursuant to this Agreement, shall be sold and transferred by the Seller to the Buyer. For the avoidance of doubt, all of the provisions of this Agreement, including without limitation the conditions precedent to all purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Section 3.02, Article IV, Article V and Article VII hereof, respectively, shall apply to the Seller with equal force with respect to any such sales and assignments for administrative convenience by any related seller to the Buyer as if such sale and assignment was directly from the Seller to the Buyer.

(g) Loans may be purchased or acquired from time to time by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable laws and the Transaction Documents.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Closing.

The closing hereunder of this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled and (ii) on or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the items specified below in form and substance satisfactory to the Buyer:

(a) Counterparts of this Agreement executed on behalf of the Seller.

(b) Officer’s certificate as to solvency duly executed by an Authorized Officer of the Seller.

(c) Certificate from an Authorized Officer of the Seller, dated as of the date of this Agreement, certifying as to and attaching (i) its constituent documents, (ii) its resolutions or other action of its general partner approving, among other things, this Agreement and the transactions contemplated hereby, (iii) the incumbency and specimen signature of each of its Authorized Officers authorized to execute this Agreement and the other documents to be delivered by it hereunder (on which certificate the Buyer may conclusively rely) and (iv) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(d) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer and the Lead Lender.

(e) A good standing certificate for the Seller issued by the Secretary of State of Delaware dated as of a date no more than ten (10) days prior to the Closing Date.

(f) Opinions of Dechert LLP, counsel to the Seller, in form and substance satisfactory to the Buyer and the Lead Lender.

(g) Draft UCC-1 financing statements to be filed on the Closing Date naming the Seller, as debtor, the Buyer, as assignor secured party, and the Collateral Agent, as assignee secured party, for the benefit of the Secured Parties, describing the Collateral and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or reasonably desirable, to perfect the back-up security interest granted under Section 2.01(j).

Section 3.02 Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Collateral from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions precedent that:

(a) all representations and warranties of the Seller contained in Sections 4.01 and 4.02 shall be true and correct in all material respects on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) the Seller shall have delivered to the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the related Purchase Date, which list shall be as of such date incorporated into and made a part of this Agreement and an assignment substantially in the form of Exhibit A hereto;

(c) on and as of such Purchase Date, the Seller shall have performed all of the obligations, covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement, including ensuring that all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Loans have been duly filed;

(d) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event (unless such purchase would cure such Termination Event) and the Buyer makes such Purchase in accordance with the applicable provisions hereof and of the Facility Agreement;

(e) [reserved];

(f) no applicable law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof; and

(g) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Buyer and its assignees, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

Section 3.03 Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties Regarding the Seller.

As of the Closing Date and as of each Purchase Date, as applicable, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Due Organization. The Seller is a limited partnership duly formed and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification and Good Standing. The Seller is in good standing in the State of Maryland. The Seller is duly qualified to do business and, to the extent applicable, is in good standing and has obtained all material governmental licenses and approvals as required in Maryland and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is likely to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability; Valid Sale. The execution and delivery by the Seller of, and the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby and thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and this Agreement and each other Transaction Document to which it is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer and assignment of or grant of a security interest in the Loans from the Seller to the Buyer, enforceable against the Seller and creditors of and purchasers from the Seller, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(d) Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect the terms of any constituent documents of the Seller, or any amendment thereof, (ii) (A) contravene in any material respect any applicable law, (B) conflict in any material respect with, or result in any breach of, any of the terms and provisions of, or constitute a default under, any indenture, loan, agreement, mortgage, deed of trust or other contractual restriction binding on or affecting it or any of its assets or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a Material Adverse Effect.

(e) Governmental Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations which are necessary for it to properly carry out its business, and has made all Governmental Filings necessary for the execution and delivery by it of this Agreement and the other Transaction Documents to which it is a party and the performance by the Seller of its obligations under this Agreement and the other Transaction Documents, and no Governmental Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Transaction Document to which it is a party or the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party.

(f) Compliance with Applicable Law. The Seller has duly observed and complied with all applicable laws, including the Securities Act and the Investment Company Act, relating to the conduct of its business and its assets except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Solvency. The Seller, at the time of and after giving effect to each conveyance of Loans hereunder and the transactions contemplated hereunder and under the Facility Agreement and the other Transaction Documents, is solvent on and as of the date thereof.

(h) Taxes. The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any applicable Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller); no tax Lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(i) Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Maryland. The Seller has not changed its name, whether by amendment of its certificate of limited partnership, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(j) Investment Company Status. The Seller is not required to be registered as an “investment company” within the meaning of the Investment Company Act.

(k) Sale Treatment. Other than for accounting and tax purposes, the Seller has treated the transfer of Loans to the Buyer hereunder for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records.

(l) Security Interest.

(i) As described in Section 2.01(j) hereof, it is the intention of the parties hereto that the conveyance of the Collateral to the Buyer be, and be construed as, an absolute sale without recourse. If, however, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute sale, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Buyer in all right, title and interest of the Seller in, to and under the Loans, which security interest shall be a first priority perfected security interest prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller upon execution and delivery of this Agreement, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(ii) the Loans, along with the Related Contracts, constitute “general intangibles,” “instruments,” “accounts,” “investment property” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have good and marketable title to such Loans free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Seller has received all consents and approvals required by the terms of the Loans to the sale of the Loans hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or Obligors’ consents expected to be obtained in due course in connection with the transfer of the Loans to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain));

(v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Loans granted to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi) other than the security interest granted to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loans, except in connection with its Warehouse Facilities, if any, which security interests, if any, with respect to such Loans will be released on or prior to the applicable Purchase Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Loans other than any financing statement (A) relating to the security interest granted to the Buyer under this Agreement or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;

(vii) except with respect to any Loan for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Loans sold by the Seller hereunder have been delivered by the Seller at the direction of the Buyer as required under the Facility Agreement; and

(viii) none of the promissory notes, if any, that constitute or evidence any Loans sold by the Seller hereunder has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer.

(m) Value Given. The cash payments, if any, received by the Seller, and the increase in the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the Purchase Price of the Loans sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(n) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(o) Origination and Collection Practices. The origination and collection practices used by the Seller and any of its Affiliates with respect to each Loan prior to the Purchase Date with respect thereto have been consistent with the Collateral Management Standard.

(p) Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Loans with any intent to hinder, delay or defraud any of their respective creditors.

(q) Nonconsolidation. The Seller conducts its affairs such that in its capacity as designated manager of the Buyer, such that Buyer is in compliance with the provisions of its constituent documents (provided, however, Seller does not hereby agree to maintain the solvency of the Buyer or agree to pay any of the Buyer’s obligations or liabilities).

(r) No Proceedings. There is no action, suit or proceeding pending against or, to the actual knowledge of a Responsible Officer of the Seller after due inquiry, threatened against or adversely affecting (i) the Seller or (ii) the transactions contemplated by this Agreement, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

(s) Accuracy of Information. All written factual information heretofore furnished by the Seller for purposes of or in connection with this Agreement or the other Transaction Documents to which the Seller is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Seller to any party to the Transaction Documents will be, accurate in all material respects, on or as of the date such information is stated or certified; provided that the Seller shall not be responsible for, nor have any liability with respect to, any factual information furnished to it by any third party, except to the extent that a Responsible Officer of the Seller has actual knowledge that such factual information is inaccurate in any material respect.

The representations and warranties set forth in this Section 4.01 shall survive the sale, transfer and assignment of the Loans to the Buyer. Upon discovery by a Responsible Officer of either the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other upon obtaining knowledge of such breach.

Section 4.02 Representations and Warranties of the Seller Relating to the Agreement and the Collateral.

The Seller hereby represents and warrants to the Buyer as of the Closing Date and as of each Purchase Date:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all of the Collateral, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all of the Collateral to the Buyer, which security interest is a valid and first priority perfected security interest in all Collateral, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b) Eligibility of Collateral. As of each Purchase Date (i) the Loan List is an accurate and complete listing of all Collateral as of the related Purchase Date and the information contained therein with respect to the identity of such Collateral and the amounts owing thereunder is true and correct as of the related Purchase Date, (ii) as of its Purchase Date, each such Loan sold by the Seller hereunder satisfies or satisfied, as applicable, the Eligibility Criteria and (iii) the representations and warranties set forth in Section 4.02(a) are true and correct with respect to each item of Collateral.

(c) No Fraud. Each Loan sold by the Seller hereunder was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.

(d) Ordinary Course of Business. Any sale of Loans pursuant to this Agreement is in the ordinary course of business and financial affairs of the Seller. Each remittance of Collections by the Seller to the Buyer, as transferee under this Agreement, will have been made in the ordinary course of business or financial affairs of the Seller and the Buyer.

Section 4.03 Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Seller that:

(a) Due Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification and Good Standing. The Buyer is in good standing in the State of Delaware. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approval in Delaware and in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and its constituent documents to which it is a party, requires such qualification, except where the failure to be so qualified, maintain good standing or obtain such license or approval is likely to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, and will not constitute a default under, its constituent documents, (ii) conflict with or contravene (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Contract or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case which would have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Transaction Document to which the Buyer is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Transaction Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(f) Sale Treatment. Other than for accounting and tax purposes, the Buyer has treated the transfer of Loans from the Seller for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

Section 4.04 Ordinary Course of Business.

Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Collateral provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller hereunder to the Buyer under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Seller.

From the date hereof until the Payment in Full Date:

(a) Compliance with Laws. The Seller will comply in all material respects with all applicable requirements of law with respect to the Loans.

(b) Preservation of Limited Partnership Existence. The Seller will preserve and maintain its limited partnership existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited partnership in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect on the business operations, assets or financial condition of the Seller or on the validity or enforceability of this Agreement or the provisions of any other Transaction Document applicable to the Seller, or the performance by the Seller of its duties hereunder or thereunder.

(c) Performance and Compliance with Collateral. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all agreements related to such Collateral.

(d) Protection of Interest in Collateral. With respect to the Collateral Purchased by the Buyer from the Seller, the Seller will (i) sell such Collateral pursuant to and in accordance with the terms of this Agreement, (ii) (at the Seller’s expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s or its assignee’s ownership of or security interest in such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) filing and maintaining (at the Seller’s expense), effective financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Collateral Agent, for the benefit of the Secured Parties, as assignee, in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Buyer, the Collateral Agent or the Lead Lender may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral and of the Collateral Agent, for the benefit of the Secured Parties, under the Facility Agreement.

(e) Delivery of Collections. The Seller will cause all payments relating to all Collateral to be remitted directly to the Collection Account. In the event any payments relating to any Collateral are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees).

(f) Separate Identity. The Seller acknowledges that the Lead Lender, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Facility Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date hereof, the Seller will take all reasonable steps to maintain the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (except as otherwise required under GAAP or applicable tax law). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i) the Seller will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with Section 4.1(v) of the Facility Agreement (provided, however, that the Seller does not hereby guaranty the solvency of the Buyer or agree to pay any of the Buyer’s obligations or liabilities);

(ii) the Seller shall maintain limited partnership records and books of account separate from those of the Buyer;

(iii) the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Buyer, including, without limitation, the Collateral, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

(iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;

(v) the Seller shall maintain an arm’s-length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

(vi) except as otherwise permitted under the Facility Agreement, the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer;

(vii) the Seller will avoid the appearance, and promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller; and

(viii) to the extent that the Seller services the Collateral and performs other services on the Buyer’s behalf, the Seller will clearly identify itself as an agent for the Buyer in the performance of such duties; provided, however, that the Seller will not be required to so identify itself when communicating with the Obligors not in its capacity as agent for the Buyer but rather in its capacity as agent for a group of lenders.

(g) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees (including, without limitation, the Collateral Agent) to carry out their responsibilities under the Transaction Documents.

(h) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Loan included in the Collateral to remit all payments and collections with respect to such Loan directly to the Collection Account.

Section 5.02 Negative Covenants of the Seller.

From the date hereof until the Payment in Full Date:

(a) Security Interests. Except for the transfers hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan, whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will promptly notify the Buyer of the existence of any Lien on any Loan and the Seller shall defend to right, title and interest of the Buyer and its assignees in, to and under the Loans, against all claims of third parties, provided that nothing in this Section 5.02(a) shall prevent or be deemed to prohibit the Liens created under the Facility Agreement; provided further that, the existence of any Lien imposed by law on the property of an Obligor of which the Seller has no knowledge shall not cause a breach of this Section 5.02(a).

(b) Change of Name or Location of Loan Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless the Seller gives 30 days’ prior written notice thereof to the Buyer, the Collateral Agent and the Lead Lender and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Buyer and the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.

(c) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Collateral by the Seller to the Buyer; provided that, for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Collateral by the Seller to the Buyer hereunder will not be recognized.

(d) Change in Payment Instructions to Obligor. The Seller shall not make any change in its instructions to Obligors regarding payments to be made to the Collection Account, unless the Lead Lender shall have given its prior written consent to such change.

ARTICLE VI

OPTION TO REPURCHASE LOANS

Section 6.01 [Reserved]

Section 6.02 Seller’s Optional Right to Repurchase Loans.

(a) In addition to its right of substitution hereunder, on any day prior to the occurrence of a Termination Event and so long as the Buyer is permitted to do so pursuant to Section 2.19(a) of the Facility Agreement, the Seller shall have the right, but not the duty, subject to the conditions set forth in Section 2.19(a) of the Facility Agreement and this Section 6.02, to optionally repurchase or purchase from the Buyer, as applicable, any Loan at the Repurchase Price, provided that no such repurchase shall occur unless each of the following conditions is satisfied as of the date thereof:

(i) such transaction is on terms no less favorable to the Buyer than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; and

(ii) the aggregate of all Loans optionally repurchased by the Seller pursuant to this Agreement and Section 2.19 of the Facility Agreement may not exceed an amount equal to 20% of the Net Purchased Loan Balance as of such date of repurchase.

(b) Contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in, to and under any Loan purchased or repurchased by the Seller pursuant to Section 6.02(a), and the Buyer shall cause the Collateral Agent to release the Lien of the Facility Agreement thereon.

(c) To the extent any Repurchase Price exceeds the fair market value (as determined by the Seller) of the related Loan, such excess shall be deemed a capital contribution by the Seller to the Buyer.

ARTICLE VII

INDEMNIFICATION BY THE SELLER

Section 7.01 Indemnification.

The Seller agrees to indemnify, defend and hold harmless the Buyer, its officers, directors, employees, personnel and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Seller’s fraud or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification, provided that the Seller shall not be liable for any consequential (including loss of profit), indirect, special or punitive damages hereunder. Any Person seeking indemnification hereunder shall promptly notify the Seller if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Seller of its indemnification obligations hereunder unless and to the extent the Seller is deprived of material substantive or procedural rights or defenses as a result thereof. The Seller shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

Section 7.02 Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Buyer with respect to any Delayed Drawdown Obligation or Revolving Obligation, no obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Buyer, the Lead Lender or any of the other the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

Section 7.03 Operation of Indemnities.

If the Seller has made any indemnity payments to an Indemnified Party pursuant to this Article VII and such Indemnified Party thereafter collects any such amounts from others, such Indemnified Party will repay such amounts collected to the Seller.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01 Termination.

This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of (i) the Payment in Full Date and (ii) with the prior written consent of the Lead Lender, the date specified by either party upon 30 days’ prior written notice to the other party as the termination date; provided that the termination of this Agreement pursuant to this Section 8.01 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments and Waivers.

Except as provided in this Section 9.01, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Lead Lender, other than an amendment to this Agreement to supplement and/or amend a Loan List on the related Purchase Date.

Section 9.02 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, to the Seller at its address set forth below and as to Buyer, at its address set forth in the Facility Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid and (b) notice by e-mail or by facsimile mail, when electronic confirmation or verbal communication of receipt is obtained.

AB Private Credit Investors Corporation

c/o Alliance Bernstein

405 Colorado Street, Suite 1500

Austin, TX 78701

Attention: Wesley Raper

Email: wesley.raper@AllianceBernstein.com

Telephone: (512) 721-2925

Section 9.03 Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller agrees that the Collateral Agent, as agent for the Secured Parties under the Facility Agreement, shall be a third party beneficiary hereof. Any permitted assigns of the Buyer shall be third party beneficiaries of this Agreement.

Section 9.04 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE SERVICE OF PROCESS.

THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THE FOREGOING SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Each of the Buyer and the Seller agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Buyer or the Seller, as applicable, at its address specified in the signature pages to this Agreement or at such other address(es) as the Lead Lender and the Collateral Agent shall have been notified in accordance with the Facility Agreement. Nothing in this Section 9.04 shall affect the right of the Lead Lender and the Collateral Agent to serve legal process in any other manner permitted by law.

Section 9.05 WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 9.06 Certain Taxes. The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any applicable Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 9.07 Non-Petition.

(a) The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against the Buyer any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer, the applicable preference period then in effect plus one day after the later to occur of (A) if a Term CLO with respect to a Borrower does not proceed, the Termination Date or (B) if a Term CLO with respect to a Borrower does proceed, the payment in full of all notes issued by the applicable Borrower thereunder, provided that nothing in this Section 9.07 shall preclude, or be deemed to stop, the Seller (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect plus one day, in (a) any case or proceeding voluntarily filed or commenced by the Buyer or (b) any involuntary insolvency proceeding filed or commenced against the Buyer by a Person other than the Seller or its Affiliates, or (ii) from commencing against the Buyer or any properties of the Buyer any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws.

(b) The provisions of this Section 9.07 shall survive the termination of this Agreement.

Section 9.08 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, any other Transaction Document or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement or any other Transaction Document shall be had against any stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, any other Transaction Document and all of the other agreements, instruments and documents entered into by it pursuant to or in connection with this Agreement or any other Transaction Document are, in each case, solely the limited partnership obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Seller, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, any other Transaction Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.08(a) shall survive the termination of this Agreement.

(b) Notwithstanding any other provision of this Agreement, the obligations of the Buyer under this Agreement and any other Transaction Document are limited recourse obligations of the Buyer payable solely from the Collateral and, following realization of the Collateral, and application of the proceeds thereof in accordance with Sections 2.7, 2.8 and 2.9 of the Facility Agreement and all obligations of and any claims by the Seller against the Buyer hereunder after any such realization and application shall be extinguished and shall not thereafter revive. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement, any other Transaction Document or any other agreement, instrument or document entered into by it pursuant to or in connection with this Agreement or any other Transaction Document shall be had against any stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Buyer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement, any other Transaction Document and all of the other agreements, instruments and documents entered into by it pursuant to or in connection with this Agreement and any other Transaction Document are, in each case, solely the limited liability company obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Buyer or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement, any other Transaction Document or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each stockholder, incorporator, partner, member, manager, authorized representative, officer, employee, personnel or director of the Buyer, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.08(b) shall survive the termination of this Agreement.

Section 9.09 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Purchases.

(a) The Seller shall cause all financing statements and continuation statements and any other necessary documents perfecting the Buyer’s security interest in the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the perfection and priority of the security interest of the Buyer in all property comprising the Collateral. The Seller shall deliver to the Buyer the file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 9.09(a).

(b) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer, the Lead Lender or the Collateral Agent, on behalf of the Secured Parties, may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Collateral.

(c) If the Seller fails to perform any of its obligations hereunder, the Buyer or the Lead Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Collateral Agent’s or the Lead Lender’s costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably authorizes the Buyer, the Collateral Agent or the Lead Lender at any time (so long as it has failed to perform its obligations hereunder) at the Buyer’s, the Collateral Agent’s or the Lead Lender’s sole discretion and appoints the Collateral Agent and the Lead Lender as its attorney–in–fact to act on behalf of the Seller (i) to execute on behalf of the Seller and to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Buyer’s, the Collateral Agent’s and the Lead Lender’s sole discretion to perfect and to maintain the perfection and priority of the security interest of the Buyer (and its assignees) in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Buyer, the Collateral Agent or the Lead Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the security interests of the Buyer (and its assignees) in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 9.10 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, together with the Facility Agreement and the other Transaction Documents, to the extent that a party is a signatory thereto, and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 9.11 Headings, Exhibits and Schedules.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.12 Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 9.12 or by the Facility Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Collateral Agent for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent for the benefit of the Secured Parties and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent on behalf of the Secured Parties after a Termination Event under and in accordance with the Facility Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.

Section 9.13 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

AB PRIVATE CREDIT INVESTORS CORPORATION,
as the Seller

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Vice President

ABPCI Funding VI LLC

Purchase and Sale Agreement

ABPCIC FUNDING VI LLC,
as the Buyer

By: AB Private Credit Investors Corporation, its designated manager

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Vice President

ABPCI Funding VI LLC

Purchase and Sale Agreement

Schedule I

Loan List

[Intentionally Omitted]

Exhibit A

Form of Assignment

[ Date ]

In accordance with the Purchase and Sale Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of March 21, 2025, made by and between the undersigned, AB PRIVATE CREDIT INVESTORS CORPORATION, as the Seller (together with its successors and permitted assigns, the “Seller”), and ABPCIC FUNDING VI LLC, as the Buyer (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Revolving Obligation or Delayed Drawdown Obligation conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes):

(i) the Loans listed on Schedule I attached hereto (which Schedule I is hereby incorporated by reference in and shall become part of the Loan List referred to as Schedule I in the Agreement), all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Purchase Date and all Collections and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii) all Liens with respect to the Loans referred to in clause (i) above;

(iii) all Related Contracts with respect to the Loans referred to in clause (i) above;

(iv) all collateral security granted under any Related Contracts; and

(v) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement and no others.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed on the date written above.

AB PRIVATE CREDIT INVESTORS CORPORATION

By:
Name:
Title:

A-2

Schedule I to Exhibit A

Loan List

[to be attached]